                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Colonial BancGroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of The Colonial BancGroup, Inc., will be held at 10:00 a.m., Wednesday, April 15, 1998, at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama.

     Enclosed is a Notice of the meeting, a Proxy Statement, a proxy card and the Annual Report to Shareholders for 1997. We hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution and submission of a later dated proxy, or by your giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof. Thank you for your support.

                                          Sincerely,

                                          --------------------------------------
                                                     Robert E. Lowder
                                             Chairman of the Board and Chief
                                                    Executive Officer

March   , 1998

                                     NOTICE
                                     OF THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          THE COLONIAL BANCGROUP, INC.
                           TO BE HELD APRIL 15, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, will be held at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama, on Wednesday, April 15, 1998, at 10:00 a.m., central time, for the following purposes:

          1. To elect the seven nominees named in the Proxy Statement as directors to serve for a term of three years and to elect one nominee named in the Proxy Statement as a director to serve for a term of one year;

          2. To ratify and approve an amendment to BancGroup's Restated Certificate of Incorporation which would increase the number of authorized shares of BancGroup's common stock, par value $2.50 (the "Common Stock") from 100,000,000 to 200,000,000;

          3. To amend the 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc. (the "ISO Plan") to:

             (a) increase the number of shares of Common Stock eligible to be issued upon exercise of options under the ISO Plan from 1,100,000 to 2,100,000 shares; and

             (b) permit a committee of disinterested persons created by the Board of Directors to allow, at or after the time of grant, incentive stock options to be exercised as non-qualified stock options, if such options could not be exercised as incentive stock options under the federal tax laws; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

     Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on February 27, 1998, will be entitled to notice of, and to vote at, the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at BancGroup's principal office at One Commerce Street, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

     All stockholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY, OR

BY YOUR GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COLONIAL BANCGROUP, INC. AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                                   W. Flake Oakley, IV
                                                Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary

March   , 1998

                          THE COLONIAL BANCGROUP, INC.
                              ONE COMMERCE STREET
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36101
                            TELEPHONE: 334-240-5000

                                PROXY STATEMENT
                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement and the accompanying proxy are furnished on or about March 14, 1998, by The Colonial BancGroup, Inc. ("BancGroup") to the holders of record of common stock, par value $2.50, of BancGroup (the "Common Stock") in connection with BancGroup's annual meeting of stockholders (the "Annual Meeting"), and any adjournments thereof, to be held on Wednesday, April 15, 1998, at 10:00 a.m. at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

     The Board of Directors of BancGroup (the "Board") recommends (i) the election of the seven director-nominees named in this Proxy Statement for a term of three years and the election of one director-nominee named in this Proxy Statement for a term of one year, (ii) the approval of an amendment of the Restated Certificate of Incorporation, and (iii) the approval of amendments to the 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc. (the "ISO Plan"), all as described herein.

     The enclosed proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, or by executing and submitting a later dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not be sufficient to revoke a previously submitted proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, FOR approval of the amendment of the Restated Certificate of Incorporation described herein, FOR approval of amendments to the ISO Plan and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

     The cost of soliciting proxies will be borne by BancGroup. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson & Co. to solicit street-name holders and will pay such firm a fee of $6,500.

STOCKHOLDERS ELIGIBLE TO VOTE

     This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on February 27, 1998. Only those holders are eligible to vote at the Annual Meeting.

     Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street names which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of January 22, 1998, BancGroup had issued and outstanding 42,724,780 shares of Common Stock with approximately 8,180 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 1,894,521 shares of Common Stock were subject to issue upon the exercise of options pursuant to BancGroup's stock option plans, and up to 428,640 shares of Common Stock were issuable upon conversion of

BancGroup's Convertible Subordinated Debentures. There are currently 100,000,000 shares of Common Stock authorized.

PRINCIPAL STOCKHOLDERS

     The following table shows those persons who are known to BancGroup to be beneficial owners as of January 22, 1998, of more than 5% of BancGroup's outstanding Common Stock. Only stockholders of record as of February 27, 1998, are entitled to vote at the Annual Meeting. BancGroup is not aware of any material changes in the ownership of BancGroup Common Stock since January 22, 1998.

                                                                SHARES OF BANCGROUP
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
                                                                           PERCENTAGE
                                                               COMMON       OF CLASS
NAME AND ADDRESS                                                STOCK      OUTSTANDING
----------------                                              ---------    -----------
Robert E. Lowder(1).........................................  2,948,472(2)    6.87%
  Post Office Box 1108
  Montgomery, AL 36101
James K. Lowder(1)..........................................  2,200,197       5.14
  Post Office Box 250
  Montgomery, AL 36142
Thomas H. Lowder(1).........................................  2,146,338       5.02
  Post Office Box 11687
  Birmingham, AL 35202

---------------

(1) Robert E. Lowder, James K. Lowder and Thomas H. Lowder are brothers. Robert
    E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert E., James K., and Thomas H. Lowder are sometimes referred to herein as the "Lowder brothers."
(2) Includes 191,020 shares of Common Stock subject to options under BancGroup's stock option plans.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, director-nominee, certain executive officers, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned on January 22, 1998.

                                                                SHARES OF BANCGROUP
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
                                                                           PERCENTAGE
                                                               COMMON       OF CLASS
NAME                                                            STOCK      OUTSTANDING
----                                                          ---------    -----------
DIRECTORS
Lewis Beville...............................................      1,816           *
Young J. Boozer.............................................     15,256(1)        *
William Britton.............................................     15,616           *
Jerry J. Chesser............................................    148,425           *
Augustus K. Clements, III...................................     18,372           *
Robert S. Craft.............................................     11,994           *
Patrick F. Dye..............................................     31,000(2)        *
Clinton O. Holdbrooks.......................................    276,400(3)        *
D. B. Jones.................................................     21,214(4)        *
Harold D. King..............................................    128,191           *
Robert E. Lowder............................................  2,948,472(5)     6.87%
John Ed Mathison............................................     29,454           *
Milton E. McGregor..........................................          0           *
John C.H. Miller, Jr........................................     38,352(6)        *

                                                                SHARES OF BANCGROUP
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
                                                                           PERCENTAGE
                                                               COMMON       OF CLASS
NAME                                                            STOCK      OUTSTANDING
----                                                          ---------    -----------
Joe D. Mussafer.............................................     20,264           *
William E. Powell, III......................................     14,353           *
J. Donald Prewitt...........................................    214,924(7)        *
Jack H. Rainer..............................................      2,690           *
Jimmy Rane..................................................      1,000(8)        *
Frances E. Roper............................................    365,726           *
Simuel Sippial..............................................      2,774           *
Ed V. Welch.................................................     30,171           *
DIRECTOR NOMINEES
James L. Hewitt.............................................          0
CERTAIN EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Young J. Boozer, III........................................     48,667(1)(9)     *
Michelle M. Condon..........................................     19,053(9)        *
P.L. ("Mac") McLeod, Jr.....................................     62,719(9)        *
W. Flake Oakley, IV.........................................     41,460(9)        *
All Executive Officers and Directors as a Group.............  4,508,363       10.45%
                                                              ---------

---------------

  * Represents less than 1%.
(1) Includes 1,000 shares of Common Stock out of 2,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis C. Boozer.
(2) Includes 25,000 shares of Common Stock subject to options exercisable under BancGroup's stock option plans.
(3) Includes 24,524 shares of Common Stock subject to options under BancGroup's stock option plans and 64,498 shares held by Mr. Holdbrooks as trustee.
(4) Mr. Jones holds power to vote 20,733 of these shares as trustee.
(5) Includes 191,020 shares of Common Stock subject to options under BancGroup's stock option plans.
(6) Includes 20,000 shares of Common Stock subject to options under BancGroup's stock option plans.
(7) Includes 63,604 shares of Common Stock subject to stock options.
(8) Mr. Rane's Keogh Plan owns 1,000 shares of BancGroup Common Stock.
(9) Young J. Boozer, III, Michelle M. Condon, P.L. ("Mac") McLeod, Jr. and W. Flake Oakley hold options respecting 25,000, 9,245, 28,000 and 18,000 shares of Common Stock, respectively, pursuant to BancGroup's stock option plans, not counting options that are not exercisable within 60 days due to vesting requirements.

                             ELECTION OF DIRECTORS

     The Board recommends that the stockholders elect the seven persons named below to hold office for the term of three years and the one person named below to hold office for a term of one year, or until their successors are elected and qualified. BancGroup's Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. The Board has fixed the number of directors at 23.

     BancGroup's Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Seven nominees are proposed for election to the class of directors whose terms expire in 2001. A single nominee for a term of one year is proposed to fill a vacancy in the class of directors whose terms expire in 1999. The vacancy results from an increase in the number of directors from 22 to 23 by resolution of the Board on January 21, 1998. At the Annual Meeting, proxies cannot be voted for a number of directors greater than seven for the three-year term or greater than one for the one-year term.

     If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board may recommend. BancGroup management knows of no reason why any person would be unable to serve as a director.

     Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

     The bylaws of BancGroup contain certain limitations on stockholder nominations of candidates for election as directors. See "Bylaw Provisions Regarding Conduct of Stockholders' Meetings."

     The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and the directors whose terms will not expire until 1999 and 2000. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the last five years. Executive officers serve at the discretion of the Board.

NAME, AGE AND YEAR              POSITION AND OFFICES HELD WITH           PRESENT AND PRINCIPAL OCCUPATION
BECAME DIRECTOR                   BANCGROUP AND SUBSIDIARIES                 FOR THE LAST FIVE YEARS
------------------              ------------------------------           --------------------------------
DIRECTORS TO BE NOMINATED ON BEHALF OF THE BOARD FOR TERMS EXPIRING IN 2001:
Augustus K. Clements, III..  Director, BancGroup;                   General Agent, The New England/
  55, 1995                   Director, Colonial Bank;               The Clements Agency (insurance)
                             Director, Montgomery Region            Montgomery, AL
Robert S. Craft............  Director, BancGroup;                   President, Craft Farms
  46, 1992                   Chairman of the Board,                 (residential real estate and
                             Gulf Coast Region                      golf course developer), Foley, AL
Clinton O. Holdbrooks......  Director, BancGroup;                   Chairman of the Board,
  59, 1986                   Chairman of the Board,                 East Central Region
                             East Central Region;                   since January 1988; President,
                             Member, Audit Committee                Transon, Inc., Knoxville,
                                                                    Tennessee, September 1989 to
                                                                    1992, Pell City, AL
Harold D. King.............  Vice Chairman,                         Vice Chairman, BancGroup,
  65, 1986                   BancGroup; Director                    since October 1987, Pell
                             Birmingham Region;                     City, AL
                             Director, East Central Region;
                             Director, Colonial Bank

NAME, AGE AND YEAR              POSITION AND OFFICES HELD WITH           PRESENT AND PRINCIPAL OCCUPATION
BECAME DIRECTOR                   BANCGROUP AND SUBSIDIARIES                 FOR THE LAST FIVE YEARS
------------------              ------------------------------           --------------------------------
Robert E. Lowder*..........  Chairman of the Board                  Chairman of the Board and
  55, 1981                   and Chief Executive Officer,           Chief Executive Officer, Colonial
                             Colonial BancGroup; Chairman of the    BancGroup; Chairman of the Board and
                             Board and Chief Executive Officer,     Chief Executive Officer, Colonial Bank;
                             Colonial Bank; Director, Birmingham    Chairman of the Board, Colonial Mortgage
                             Region; Director, Huntsville           Co.; Chairman of the Board and
                             Region; Director, Northwest Region;    President, Colonial Broadcasting,
                             Director, East Central Region;         Montgomery, AL
                             Director, Gulf Coast Region;
                             Director, Montgomery Region;
                             Director, Central Florida Region;
                             Director, South Florida Region;
                             Director, Bay Area Region;
                             Director, Southwest Florida Region;
                             Director, Atlanta Region; Chairman
                             of the Board, Colonial Mortgage Co.
John C. H. Miller, Jr......  Director, BancGroup;                   Partner, Miller, Hamilton
  54, 1981                   Director Gulf Coast Region;            Snider & Odom, L.L.C. (law firm),
                             Chairman, Personnel and                Mobile, AL
                             Compensation Committee
Jimmy Rane.................  Director, BancGroup;                   President, Great Southern Wood
  51, 1997                   Member, Audit Committee                Preserving, Inc., Great Southern
                                                                    Wood of Florida, Inc. and Great
                                                                    Southern Wood of North Alabama,
                                                                    Inc. (lumber company), Abbeville, AL
DIRECTOR TO BE NOMINATED ON BEHALF OF THE BOARD FOR A TERM EXPIRING IN 1999:
James L. Hewitt............  Chairman of the                        Chairman, President and CEO,
  56, N/A                    Board and CEO,                         United American Holding Corp.
                             Central Florida Region                 (bank holding company),
                                                                    Orlando, FL(2)
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999:
Young J. Boozer............  Director, BancGroup;                   Director, ALFA Corporation
  85, 1981(1)                Director, Birmingham                   Montgomery; Senior Vice
                             Region                                 President, ALFA Life
                                                                    Insurance Corporation, 1973
                                                                    to 1988, Tuscaloosa, AL
William Britton............  Director, BancGroup;                   Mack Sales, Inc. (truck
  73, 1985                   Director, Northwest                    service and retail sales
                             Region; Member, Audit                  business),
                             Committee                              Muscle Shoals, AL
Patrick F. Dye.............  Director, BancGroup                    Special Advisor, Auburn
  58, 1981                                                          University, since December,
                                                                    1992; Head Football Coach
                                                                    and Athletic Director,
                                                                    Auburn University,
                                                                    1981-1992, Auburn, AL

NAME, AGE AND YEAR                    POSITION AND OFFICES HELD WITH          PRESENT AND PRINCIPAL OCCUPATION
BECAME DIRECTOR                         BANCGROUP AND SUBSIDIARIES                FOR THE LAST FIVE YEARS
---------------------------------  ------------------------------------  ------------------------------------------
D. B. Jones......................  Director, BancGroup;                  President of E. A. Investment
  77, 1987                           Chairman, Audit Committee             Corp.; President, First Leasing,
                                                                           Inc. (formerly First Southern
                                                                           Commercial, Inc.) (leasing
                                                                           business) since 1987,
                                                                           Opelika, AL
Milton E. McGregor...............  Director, BancGroup;                  President and CEO, Greyhound
  58, 1993                           Member, Personnel and                 Park, Inc.; President and CEO,
                                     Compensation Committee                Jefferson County Racing
                                                                           Association (greyhound racing
                                                                           facility) since 1992,
                                                                           Montgomery, AL
Jack H. Rainer...................  Vice Chairman,                        President and Chief Executive
  75, 1981                           BancGroup                             Officer, Bankers Credit Life
                                                                           Insurance Company,
                                                                           Montgomery, AL
Simuel Sippial...................  Director, BancGroup;                  President, Sippial Enterprises,
  54, 1997                           Director, Colonial Bank;              Inc. (real estate investments);
                                     Director, Montgomery                  Branch Manager, Sales &
                                     Region; Member, Personnel             Installation, for IBM Central
                                     and Compensation                      and South Alabama prior to 1993;
                                     Committee; Director,                  Montgomery, AL
                                     Colonial Mortgage Co.
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000:
Lewis Beville....................  Director, BancGroup;                  Vice President of Thames, Batre,
  46, 1997                           Director, Gulf Coast                  Mattei, Beville and Ison
                                     Region; Member, Audit                 (insurance agency)
                                     Committee                             Mobile, AL
Jerry J. Chesser.................  Director, BancGroup;                  President, Shelby Contracting
  61, 1984                           Chairman of the Board,                Co., Inc. (general contractor),
                                     Huntsville Region;                    Huntsville, AL
                                     Member, Audit Committee
John Ed Mathison.................  Director, BancGroup;                  Senior Minister, Frazer
  59, 1987                           Director, Montgomery                  Memorial United Methodist
                                     Region; Member, Personnel             Church, Montgomery, AL
                                     and Compensation
                                     Committee
Joe D. Mussafer..................  Director, BancGroup;                  President, Montgomery Beverage
  58, 1981                           Director, Montgomery                  Company, Inc. (wholesale
                                     Region; Member, Personnel             beverage distributorship),
                                     and Compensation                      Montgomery, AL
                                     Committee
William E. Powell, III...........  Director, BancGroup;                  Executive Vice President,
  53, 1987                           Director, Montgomery                  Alabama Cattlemen's
                                     Region                                Association (trade
                                                                           association), Montgomery, AL
J. Donald Prewitt................  Director, BancGroup;                  President, Land Sales of
  56, 1996                           Director, Central Florida             Central Florida, Inc.
                                     Region; Member, Audit                 (real estate development),
                                     Committee                             Orlando, FL

NAME, AGE AND YEAR              POSITION AND OFFICES HELD WITH           PRESENT AND PRINCIPAL OCCUPATION
BECAME DIRECTOR                   BANCGROUP AND SUBSIDIARIES                 FOR THE LAST FIVE YEARS
------------------              ------------------------------           --------------------------------
Frances E. Roper...........  Director, BancGroup;                   Owner, Roper's Flowers
  78, 1984                   Director, Huntsville Region;           (retail florist),
                             Member, Personnel and                  Huntsville, AL
                             Compensation Committee;
                             Member, Audit Committee
Ed V. Welch................  Director, BancGroup;                   Chairman of the Board,
  65, 1981                   Director, Montgomery                   Welch, Hornsby & Welch, Inc,
                             Region                                 (investment advisory firm)
                                                                    and Trinity Investments Inc.,
                                                                    (investments holding company),
                                                                    since May 1994; Chairman of
                                                                    the Board and Chief Executive
                                                                    Officer, AgriPro BioSciences,
                                                                    Inc. October 1987-May 1994
                                                                    Montgomery, AL

---------------

 * Indicates that the director is also an executive officer.
(1) Young J. Boozer is the father of Young J. Boozer, III, an executive officer of BancGroup.
(2) Merged into Colonial BancGroup effective February 2, 1998.

     Of the directors listed above, one serves as a director of another company whose securities are publicly traded or are registered under the Securities Exchange Act of 1934. Young J. Boozer is a director of ALFA Corporation, Montgomery, Alabama.

     BancGroup's Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup, whose duty it shall be to make an examination at least once each year into the financial affairs of BancGroup and to report the results of their examination in writing to the Board at its next regular meeting. The Audit Committee may make recommendations to the Board or to the Policy and Procedures Committee and, with the approval of the Board, may employ an independent qualified firm of certified public accountants. The Audit Committee of the Board presently consists of D. B. Jones, Chairman, William Britton, Jerry J. Chesser, Clinton O. Holdbrooks, Frances E. Roper, Lewis Beville, Don Prewitt, and Jimmy Rane. The Audit Committee met four times in 1997.

     BancGroup has a Personnel and Compensation Committee presently consisting of John C.H. Miller, Jr., Chairman, Frances E. Roper, Joe D. Mussafer, Milton E. McGregor, John Ed Mathison, and Simuel Sippial. The principal functions of this committee are to make recommendations from time to time to the Board regarding compensation and personnel matters, compensation plans in which officers and directors are eligible to participate, the establishment of or changes in benefit plans in which officers and employees participate, and personnel policies. A subcommittee of this committee consisting of Joe D. Mussafer, Frances E. Roper and Simuel Sippial performs these functions regarding executive officers of BancGroup. The committee met one time and the subcommittee met four times in 1997(See "Executive Compensation Committee Report").

     BancGroup has no nominating committee.

     During 1997, the Board met five times. All directors attended 75% or more of these meetings, plus meetings of committees of the Board on which they served, except for Jerry J. Chesser, Patrick F. Dye and Jimmy Rane who attended 67%, 67%, and 40% of these meetings, respectively.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup's directors, certain officers and 10% stockholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) reports they file, including reports on Form 5 which are filed with the SEC annually.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, BancGroup believes that during 1997 all filings applicable to its officers, directors and 10% stockholders were made timely, except as follows: 502 shares were purchased by Bryan Cotney (Mr. Lowder's dependent step-son) on January 8, 1997. A report on that transaction was due to be filed with the SEC on February 10, 1997. A report was filed in August, 1997.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Personnel and Compensation Committee of BancGroup consists of John C.H. Miller, Jr., Chairman, Frances E. Roper, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, and Simuel Sippial. Mr. Miller is a partner in the law firm of Miller, Hamilton, Snider & Odom, L.L.C. Such firm performed legal services for BancGroup and its subsidiary bank, Colonial Bank, in 1997 and received approximately $1,659,399 in fees. In addition, as described below at "Executive Compensation -- Director Compensation," Mr. Miller received employment-related compensation of $43,485 from BancGroup in 1997. Mr. Rainer is also affiliated with a company that performs services for BancGroup. See "-- Other Transactions".

     Robert E. Lowder, Chief Executive Officer, Chairman and a principal stockholder of BancGroup, is the brother of James K. Lowder and Thomas H. Lowder, principal stockholders of BancGroup. For a discussion of certain transactions between such persons and BancGroup, see "Certain Transactions with The Colonial Company and the Lowder Brothers," which follows immediately below.

CERTAIN TRANSACTIONS WITH THE COLONIAL COMPANY AND THE LOWDER BROTHERS

     BancGroup and its subsidiaries lease office space in the Colonial Financial Center in Montgomery, Alabama, from GC Associates I, Joint Venture, a partnership owned 50% by affiliates of the Lowder brothers. The lease agreements, which began in 1987 and 1993 and expire in 1999 through 2007, provide that BancGroup and its subsidiaries will pay approximately $1,382,694 in the aggregate, per annum, subject to certain adjustments, to GC Associates I.

     Colonial Bank currently leases the real estate on which one of its Montgomery, Alabama branches is located from the Lowder brothers for an annual rental of $6,000. This lease commenced in 1974, was renewed in 1994 and has a five-year term.

     BancGroup currently leases office space in Montgomery, Alabama, from Colonial Realty Limited Partnership ("Colonial Realty"), a company in which the Lowder brothers own 31.05% of the partnership units. This lease commenced in 1989 and will expire in 1999. BancGroup's subsidiaries will pay approximately $179,387, per annum, subject to certain adjustments to Colonial Realty. During 1997, BancGroup paid an additional amount of approximately $41,014 to Colonial Realty pursuant to certain leases, which have since expired.

     BancGroup subsidiaries also lease space from Colonial Properties Trust ("Colonial Properties"), in which the Lowder brothers own 4.27% of the outstanding shares, for operations areas and a branch office in Montgomery, Alabama. These leases commenced in 1989 and 1992 and will expire in 1999. BancGroup's subsidiaries will pay approximately $170,980 per annum, subject to certain adjustments, as lease payments to Colonial Properties. During 1997, BancGroup paid an additional amount of approximately $137,836 to Colonial Properties pursuant to a certain lease, which was terminated in December of 1997.

     REL Services Inc. ("REL Services"), a corporation wholly owned by Robert E. Lowder, provides airplane services to BancGroup and its subsidiaries pursuant to an agreement entered into in July, 1994, and amended in April, 1995. The term of the agreement is one year with automatic renewal for additional one-year terms. The agreement provides that BancGroup and its subsidiaries shall pay REL Services $1,450,000 per year in monthly installments for the use of a Cessna Citation aircraft owned by REL Services for unlimited hours of flight and ground time per year.

     In 1997, Colonial Bank paid $108,012 to Colonial Broadcasting Company ("Broadcasting") for advertising by Colonial Bank on radio stations owned by Broadcasting. Colonial Bank regularly advertises on such radio stations. Broadcasting is a subsidiary of a company which is wholly owned by Robert E. Lowder.

     With respect to the preceding transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

OTHER TRANSACTIONS

     BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup or its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C.H. Miller, Jr., is a partner. Legal fees and expenses paid or accrued to this firm by BancGroup and its subsidiaries were approximately $1,659,399 for 1997.

     Bankers Credit Life Insurance Company of which Jack H. Rainer, a director of BancGroup, is chairman and the principal stockholder, received approximately $975,916 in premiums for credit life and accident and health insurance provided to customers of Colonial Bank for the year ended December 31, 1997. Commissions of approximately 50% of premiums are paid to Colonial Bank by Bankers Credit Life.

     With respect to the preceding transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

LOANS

     Certain directors, officers and principal stockholders of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank in the ordinary course of its business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents for the last three fiscal years of BancGroup the compensation paid to the Chief Executive Officer of BancGroup and the four most highly compensated executive officers of BancGroup, in addition to the Chief Executive Officer, whose total annual salary and bonus for 1997 exceeded $100,000.

                                                           LONG TERM
                                                          COMPENSATION                 ALL OTHER
                                                             AWARDS                   COMPENSATION
                                                      --------------------      ------------------------
                           ANNUAL COMPENSATION             RESTRICTED           SECURITIES
NAME AND               ---------------------------           STOCK              UNDERLYING
PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)         AWARDS($)            OPTIONS(#)
------------------     ----   ---------   --------    --------------------      -----------
Robert E. Lowder.....  1997   $798,492          --          $427,025(1)(3)            --        $  6,370(2)
  Chairman and         1996    743,729    $277,397           253,000(3)           50,000(4)        5,657
  CEO                  1995    675,347      40,000            38,700                  --           5,656

P.L. ("Mac") McLeod,
  Jr.................  1997    195,192      50,000                --              12,000(5)        4,924
  President            1996    167,523      30,000           118,125(3)           30,000           4,362
                       1995*

W. Flake Oakley, IV..  1997    161,865      25,000                --              10,000(5)        4,422
  Executive Vice       1996    151,971      15,000           118,125(3)           20,000           4,247
  President, Chief     1995    144,423      17,900            80,625(3)               --           4,140
  Financial Officer,
  Treasurer and
  Secretary

Young J. Boozer,
  III................  1997    125,769          --                --                  --           3,269
  Executive Vice       1996    119,985       5,000                --                  --           3,184
  President            1995    119,423       7,392                --                  --           3,150

Michelle M. Condon...  1997    114,231       3,000            34,375(3)            2,000(5)        2,981
  Executive Vice       1996     99,717       5,000            39,375(3)           12,000           2,704
  President            1995     85,000       8,500            32,250(3)               --           2,601

---------------

* The Board elected Mr. McLeod to serve as President on October 15, 1997.
(1) Represents the market value as of December 31, 1997, of 2,400 shares of Common Stock awarded in lieu of cash director fees pursuant to BancGroup's Restricted Stock Plan for Directors. These shares vest at the conclusion of the director term during which they were awarded. At December 31, 1997, the market value of these shares was $34.4375 per share.
(2) The amounts shown in this column for Mr. Lowder consist of $4,750 in contributions by the Corporation to the 401(k) and Profit Sharing Plan and $1,620 for company-paid insurance premiums paid in 1997, $4,620 and $1,037 paid in 1996 and $4,620 and $1,036 paid in 1995, respectively. The amounts for Mr. McLeod consist of $4,750 in contributions by the Corporation to the 401(k) and Profit Sharing Plan and $174 for company-paid insurance premiums paid in 1997 and $4,188 and $174 for 1996. The amounts shown for all other persons reflect only contributions by the Corporation to the 401(k) and Profit Sharing Plan.
(3) Represents the market value, on the date of grant, of shares awarded under BancGroup's Stock Bonus Plan. Mr. Lowder and Ms. Condon were granted 10,000 and 1,000 shares, respectively, on January 2, 1998, based on 1997 performance; Mr. Lowder was granted 10,702 shares on January 15, 1997 based on 1996 performance; Mr. Oakley, Ms. Condon and Mr. McLeod were granted 6,000, 2,000 and 6,000 shares respectively, on December 19, 1996 based on 1996 performance; and Mr. Oakley and Ms. Condon were granted 5,000 and 2,000 shares, respectively, on December 20, 1995, based on 1995 performance.

    These shares will vest 20% per year beginning one year from the date of grant. The holder is entitled to receive dividends on these shares and to vote the shares prior to vesting.

     The following table provides information about restricted shares not vested as of December 31, 1997. Reflects shares awarded January 2, 1998.

                                           AGGREGATE # OF         MARKET VALUE ON
NAME                                   RESTRICTED SHARES HELD    DECEMBER 31, 1997
----                                   ----------------------    -----------------
Robert E. Lowder.....................          20,702                $712,925
P. L. ("Mac") McLeod, Jr. ...........           8,400                 289,275
W. Flake Oakley, IV..................           7,800                 268,613
Michelle Condon......................           3,800                 130,863

(4) Represents options granted on January 15, 1997 based on 1996 performance. These options will vest 20% per year beginning one year from the date of grant.
(5) Represents options granted January 2, 1998 based on 1997 performance. These options will vest 20% per year beginning one year from the date of the grant.

     FOR A DISCUSSION OF CERTAIN COMPENSATION COMMITTEE INTERLOCKS, SEE "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION." SEE ALSO "EXECUTIVE COMPENSATION COMMITTEE REPORT."

OPTIONS

     The following table shows certain information respecting exercised and unexercised options for Common Stock held by BancGroup executive officers at December 31, 1997. Certain options have been granted pursuant to a vesting schedule which only permits the holder to exercise options respecting 20% of the shares for each year the holder is employed after the grant of options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                                                       NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING
                                                                      UNEXERCISED     VALUE OF UNEXERCISED
                                                                       OPTIONS AT     IN-THE-MONEY OPTIONS
                                                                      DECEMBER 31,      AT DECEMBER 31,
                                                                          1997              1997(3)
                                                                     --------------   --------------------
                                  SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
NAME                              ON EXERCISE(#)    REALIZED($)(2)   UNEXERCISABLE       UNEXERCISABLE
----                              ---------------   --------------   --------------   --------------------
Robert E. Lowder................           0           $     0       181,020/50,000     $5,676,335/764,125
Purser L. McLeod................           0                 0         28,000/8,000        552,725/115,980
W. Flake Oakley.................           0                 0         18,000/8,000        368,500/115,980
Young J. Boozer, III............           0                 0             25,000/0              778,240/0
Michelle Condon.................       1,155            11,691          9,245/1,600         170,248/23,196

---------------

(1) Does not include options granted on January 2, 1998 based on 1997 performance.
(2) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.
(3) Value is calculated by subtracting the exercise price from the market value of underlying securities at December 31, 1997.

     The following table shows certain information respecting grants of options respecting Common Stock to certain executive officers of BancGroup during 1997.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                   POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                INDIVIDUAL GRANTS               RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
                             -----------------------   --------------------------------------------------------------------
                                          PERCENT OF
                             NUMBER OF      TOTAL
                             SECURITIES    OPTIONS
                             UNDERLYING   GRANTED TO   EXERCISE    MARKET
                              OPTIONS     EMPLOYEES    OR BASE     PRICE
                              GRANTED     IN FISCAL     PRICE     ON DATE
NAME                            (#)          YEAR       ($/SH)    OF GRANT   EXPIRATION DATE  0%($)    5%($)       10%($)
----                         ----------   ----------   --------   --------   ---------------  -----   --------   ----------
Robert E. Lowder...........    50,000       29.14%     $19.155       *        January 2007     $0     $602,324   $1,526,407

---------------

  * Same as exercise price
(1) Does not include options granted to Mr. McLeod, Mr. Oakley, and Ms. Condon on January 2, 1998 based on 1997 performance. These options vest 20% per year beginning one year from date of grant.

DEFINED BENEFIT PLAN

     BancGroup has adopted a Retirement Plan for all of the employees of BancGroup and its subsidiaries. An employee becomes eligible on January 1 or July 1 following age 21 and completion of 1,000 hours of service during a year of employment by BancGroup or one of its subsidiaries.

     The following table reflects the estimated annual benefits payable upon retirement under the Retirement Plan as a single life annuity commencing at age
65. These benefits ignore the lower benefit rate applicable to earnings below the Social Security Covered Compensation level.

                                YEARS OF SERVICE

FINAL ANNUAL
REMUNERATION      5        10        15        20        25
------------   -------   -------   -------   -------   -------
  $100,000     $ 7,600   $15,200   $22,800   $30,400   $38,000
   125,000       9,500    19,000    28,500    38,000    47,500
   150,000      11,400    22,800    34,200    45,600    57,000

Over $150,000 -- Benefits are identical to benefits paid per $150,000

     Benefits are based upon the number of years of service (maximum 25 years), the participant's final earnings, and the amount of Social Security Covered Compensation. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup or one of its subsidiaries.

     The benefits shown are limited by the current statutory limitations which restrict the amount of benefits which can be paid from a qualified retirement plan. The statutory limit on compensation which may be recognized in calculating benefits is $150,000. This limitation is scheduled to increase periodically with the cost of living increase.

     All compensation, except compensation which relates to director fees, if any, shown for executive officers in the cash compensation table above is covered by the Retirement Plan. Robert E. Lowder has 32 years of eligibility, P.L. ("Mac") McLeod, Jr. has 15 years, W. Flake Oakley has nine years, Young J. Boozer, III has 12 years, and Michelle M. Condon has 24 years.

COMPENSATION PLANS

     Directors' Plan. BancGroup's Restricted Stock Plan for Directors (the "Directors' Plan") provides a means whereby all directors of BancGroup and its subsidiaries may receive shares of BancGroup Common Stock in lieu of cash fees for service as directors.

     Upon election as a director, each director may receive, at the option of the director, in lieu of cash fees, that number of whole shares of Common Stock of BancGroup, rounded to the nearest whole number, determined by dividing the Regular Fees the director would have received during the director's current term of office by the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the period of 30 trading days prior to such election. "Regular Fees" means that amount of fees payable to a director in cash, and without regard to attendance at meetings, for a full term of office as a director.

     A director may also elect to receive Common Stock at the end of the term, based upon the amount of Supplemental Fees such director would have been entitled to receive during such term and subject to certain restrictions and risks of forfeiture, provided such director has waived the receipt of Supplemental Fees at the commencement of such director's term. "Supplemental Fees" means fees paid to a director for attendance at the committee meetings, special meetings of the Board, or otherwise, and which are paid only on an ad hoc basis. The number of shares to which the director is entitled shall be calculated at the end of the director's term and shall be equal to that number of whole shares of Common Stock, rounded to the nearest whole number, determined by dividing the Supplemental Fees the director would have received during the current term by the average of the closing prices of the Common Stock for the period of 30 trading days prior to the election as a director to such term.

     Each director of BancGroup who participates in the Directors' Plan must enter into a written agreement with BancGroup. Directors of BancGroup who serve three year terms may elect on an annual basis whether to participate in the Directors' Plan for the following year commencing with the annual meeting of stockholders, in which case the 30-day period used to determine price expires prior to the annual meeting which commences the period of annual participation. No director may receive more than 2,400 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Directors' Plan.

     Directors to whom shares of Common Stock have been awarded in lieu of Regular Fees under the Directors' Plan shall have all rights of shareholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock awarded in lieu of Regular Fees.

     Stock Option Plans. In 1992, BancGroup adopted incentive and nonqualified stock option plans pursuant to which options for Common Stock may be issued to officers, directors and employees. BancGroup may issue a total of 2,700,000 shares of Common Stock under these plans. See "Approval of Amendment to Incentive Stock Option Plan." BancGroup's former stock option plans expired in 1992, but options issued pursuant to those plans remain outstanding.

     Stock Bonus Plan. BancGroup also adopted in 1992 a Stock Bonus and Retention Plan pursuant to which 1,500,000 shares of Common Stock may be issued.

     Director Compensation. Directors of BancGroup receive fees of $500 per month, plus $750 for each Board meeting attended. Members of committees receive fees of $350 for each committee meeting attended. Certain directors of BancGroup also serve as directors of Colonial Bank or its regional boards and receive fees that are comparable to those paid by BancGroup. In addition, directors of BancGroup are allowed to receive BancGroup Common Stock in lieu of cash compensation as directors pursuant to the Directors' Plan. Fees paid to BancGroup directors in cash for 1997 totaled $175,927. In 1997, a total of 10,485 shares of Common Stock were earned and 6,226 shares were issued under the Directors' Plan to BancGroup directors for service as directors of BancGroup and its subsidiaries.

     Harold King, John C.H. Miller, Jr., Clinton O. Holdbrooks, Patrick F. Dye and John Ed Mathison received employment-related compensation during 1997 of $3,692, $43,485, $1,200, $3,000 and $18,000, respectively. Mr. Miller provides advice to BancGroup management and to the Colonial Bank-Gulf Coast Region that extends beyond legal work for which Mr. Miller receives legal fees. Mr. Dye performs public relations services for BancGroup and Colonial Bank.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Personnel and Compensation Committee of BancGroup (the "Committee") consists of John C.H. Miller, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, Frances E. Roper and Simuel Sippial. The Committee reviews and determines cash compensation as it relates to officers of BancGroup, other than BancGroup's executive officers. However, the Board has established a subcommittee of the Committee (the "Subcommittee"), consisting of Joe D. Mussafer, Frances E. Roper and Simuel Sippial, to determine all cash compensation for executive officers of BancGroup. The Subcommittee also makes decisions regarding awards of Common Stock under BancGroup's stock option and stock bonus plans, including awards made to executive officers.

     John C.H. Miller, Jr., and John Ed Mathison receive employment-related compensation from BancGroup, and the law firm of which Mr. Miller is a partner receives legal fees from BancGroup. See "Executive Compensation Committee Interlocks and Insider Participation" and "Executive Compensation -- Director Compensation."

COMPENSATION PRINCIPLES

     The Subcommittee determines executive compensation in accordance with five principles: (1) BancGroup's financial performance, both in terms of the attainment of short-term and long-term goals; (2) the competitiveness of executive compensation with BancGroup's peers; (3) the encouragement of stock ownership by executive officers; (4) the individual performance of each executive officer; and (5) recommendations of the Chief Executive Officer regarding all executive officers other than himself. No disproportionate weight is assigned to any individual principle.

TOTAL CASH COMPENSATION

     Cash compensation consists of an annual salary established at the beginning of the fiscal year and a year-end bonus described further below. In setting compensation for the 1997 fiscal year, the Subcommittee reviewed the compensation paid by a peer group of 48 bank holding companies which, as of June 30, 1996, had total assets of between $3.0 and $10.0 billion, which is a category designated by the Board of Governors of the Federal Reserve System as Peer Group 2. A total of 59 bank holding companies were in this category, but compensation information on 11 companies was not available. In addition, Alabama's largest bank holding companies, regardless of asset size, were included in the peer-group because of their direct in-state competition with BancGroup. BancGroup had total assets of $4.9 billion at year-end 1996.

     Salaries of the executive officers of BancGroup for 1997 were determined by the Subcommittee in mid-January, 1997. The salaries paid to executive officers in the peer group companies were analyzed in terms of (1) return on average assets, (2) return on average equity, (3) nonperforming assets and (4) stock performance within ranges comparable to the same performance criteria for BancGroup. These criteria reflect how well the executives perform for the benefit of stockholders and provide a range of performance comparable to the performance of BancGroup.

     The Subcommittee accorded equal weight to the performance criteria in assessing the performance of BancGroup and in making the comparisons with the peer group. The Subcommittee did not recommend compensation levels based upon a formula, but, rather, after reviewing the factors outlined above, and after receiving recommendations of the Chief Executive Officer for each person reviewed other than the Chief Executive Officer, the Subcommittee established salaries for 1997 that, in its subjective judgment, were fair in terms of BancGroup's performance in comparison with the peer group, the responsibilities performed by the executive within BancGroup and the level of compensation paid to comparable executives in the peer group companies.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Subcommittee evaluated the salary of the Chief Executive Officer on the basis of the same criteria used to evaluate salaries of other executive officers. The Subcommittee's determination of an appropriate level of compensation for the Chief Executive Officer was thus based on a comparison of BancGroup's performance with the performance of the peer group, the Chief Executive Officer's responsibilities within BancGroup, and the compensation paid to chief executive officers within the peer group. The Subcommittee recommended that Mr. Lowder's salary for 1997 be set at $800,000.

CASH BONUSES

     BancGroup awards cash bonuses annually to salaried employees of BancGroup and its subsidiaries pursuant to an incentive compensation plan. As applied to salaried employees of BancGroup (including executive officers other than the Chief Executive Officer) the plan provides for the distribution of a pool of incentive dollars in each year. The pool is calculated as a percentage of the sum of eligible salaries. The size of the percentage is indexed to ranges of increases in BancGroup's consolidated earnings for the preceding year.

     In a delegation of its authority, the Subcommittee accorded the Chief Executive Officer sole discretion in the distribution to BancGroup's executive officers of that portion of the incentive pool available for them as a group. Pursuant to this delegation, the Chief Executive Officer awarded the following cash bonuses: $50,000 to P. L. ("Mac") McLeod, Jr., $25,000 to W. Flake Oakley, IV, and $3,000 to Michelle M. Condon. No cash bonus was awarded to the Chief Executive Officer.

STOCK BONUSES

     Shares of Common Stock were awarded in January 1998 under BancGroup's Stock Bonus and Retention Plan for 1997 performance as follows: 10,000 shares to Mr. Lowder and 1,000 shares to Ms. Condon. (In addition, Mr. Lowder was awarded 10,702 shares of Common Stock on January 15, 1997 for 1996 performance.) BancGroup stock options were awarded under BancGroup's Incentive Stock Option Plan as follows: 25,000 options to Mr. Lowder, 12,000 options to Mr. McLeod, 10,000 options to Mr. Oakley, and 2,000 options to Ms. Condon. (Grants to Mr. Lowder represent options granted on January 15, 1997 based on 1996 performance. Grants to Mr. McLeod, Mr. Oakley and Ms. Condon reflect grants made on January 2, 1998 for 1997 performance.) Mr. Lowder was awarded 25,000 options under BancGroup's Non-Qualified Stock Option Plan on January 15, 1997 based on 1996 performance. In each case the options vest at the rate of 20% per year for each year the employee is employed form the date of grant. With respect to awards issued to executive officers other than Mr. Lowder, the Subcommittee considered the recommendation of the Chief Executive Officer and other objective and subjective criteria, including BancGroup's financial performance in the preceding year, the perceived responsibility of each executive officer for that performance and the appropriateness of each award in light of general market conditions and peer group competition.

     This foregoing report is submitted by the Subcommittee.

                                 SUBCOMMITTEE:
                                JOE D. MUSSAFER
                                FRANCES E. ROPER
                                 SIMUEL SIPPIAL

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG COLONIAL BANCGROUP, INC.,
                       S&P 500 INDEX AND S&P GROUP INDEX

        MEASUREMENT PERIOD              COLONIAL
      (FISCAL YEAR COVERED)          BANCGROUP, INC.       S&P GROUP        S&P 500 INDEX
1992                                              100                100                100
1993                                           103.45             106.02             110.08
1994                                           113.10             100.34             111.54
1995                                           191.18             158.00             153.45
1996                                           244.80             215.90             188.69
1997                                           431.84             324.63             251.64

     Neither the foregoing graph nor the Executive Compensation Committee Report given above is to be deemed to be incorporated by reference into any past or subsequent filings by BancGroup under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                       APPROVAL OF AMENDMENT TO RESTATED
                          CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

     The Board recommends that the stockholders approve an amendment to Article 4 of the Restated Certificate of Incorporation, which authorizes an increase from 100,000,000 to 200,000,000 in the number of shares of Common Stock that BancGroup may issue.

PURPOSE

     The Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. Having such additional authorized shares available for issuance in the future will give BancGroup greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. All authorized but unissued shares of Common Stock approved by this amendment will be available for issuance without further action by the stockholders, unless such action is otherwise required by applicable law.

     During 1997, BancGroup issued additional shares of its Common Stock in the acquisition of seven banks and expects to complete acquisitions of four additional banks in the first quarter of 1998. In addition, on

February 11, 1997, a two-for-one stock split effected as a 100% stock dividend was undertaken pursuant to which shares of Common Stock were distributed to stockholders of record as of February 4, 1997. As of January 22, 1998, there were 42,724,780 shares of Common Stock outstanding. After giving effect to shares due to be issued pursuant to pending acquisitions and shares reserved for issuance pursuant to stock option, dividend reinvestment, other employee benefit plans and its Convertible Subordinated Debentures, BancGroup has a total of approximately 45,393,591 shares of Common Stock currently available for issuance.

     If the amendment is approved, the newly authorized shares of Common Stock could be issued by BancGroup in public or private offerings at such times, for such purposes and for such consideration as the Board may deem advisable without stockholder approval. Other than shares that may be issued pursuant to its employee benefit plans and its Convertible Subordinated Debentures, BancGroup has no present plans, arrangements or understandings concerning issuance of additional shares of Common Stock. However, BancGroup intends in the future to issue additional shares of Common Stock as acquisition and other opportunities arise.

DISADVANTAGES OF ISSUANCE OF SHARES

     Issuance of additional shares of Common Stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire control of BancGroup through a tender offer, proxy contest, or otherwise. Such effect, however, is not the purpose of the proposed increase in the number of shares of authorized Common Stock. The authorization to issue additional shares of Common Stock as described above will not, in itself, affect the rights of stockholders. If this amendment is approved, BancGroup will have 145,393,591 shares of Common Stock available for issuance.

PREEMPTIVE RIGHTS

     Holders of the Common Stock do not have preemptive rights to subscribe for any additional securities which may be issued by BancGroup.

TEXT OF AMENDMENT

     The amendment authorizing the increase in the authorized shares of Common Stock will amend the introductory paragraph of Article 4 of BancGroup's Restated Certificate of Incorporation. If the amendment is approved, such paragraph will read as follows:

                                   ARTICLE 4

          The total number of shares of all classes of stock which the corporation shall have authority to issue is 201,000,000 shares, of which 1,000,000 shares of the par value of $2.50 per share are to be Preference Stock (hereinafter called "Preference Stock") and 200,000,000 shares of the par value of $2.50 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

                    [The remainder of Article 4 is omitted.]

VOTE REQUIRED

     Approval of this amendment (Proposal 2 on the proxy card) requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes, therefore, will have the same effect as a "no" vote. The Board recommends a vote FOR this amendment.

                             APPROVAL OF AMENDMENTS
                         TO INCENTIVE STOCK OPTION PLAN

THE AMENDMENTS

     In 1992, the stockholders approved BancGroup's ISO Plan, pursuant to which incentive stock options ("ISOs") have been granted during the past six years. On January 21, 1998, the Board approved amendments (the "Amendments") to the ISO Plan, subject to stockholder approval. The first of the two Amendments will increase the aggregate number of shares which may be issued upon the exercise of all options under the ISO Plan from 1,100,000 shares of Common Stock to 2,100,000 shares of Common Stock. As of January 22, 1998, only 285,178 shares of Common Stock remained available for grants under the ISO Plan. The small number of available shares remaining will limit BancGroup's ability to grant ISOs in the future, particularly in light of BancGroup's recent and anticipated future growth. The Board believes that the ISO Plan provides an effective means for BancGroup to attract and retain skilled managers and executives in a competitive market and that it is important to have additional stock available under the ISO Plan for the purpose of granting ISOs.

     Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") places a limit on the number of ISOs that may become first exercisable during any calendar per year. The second Amendment provides that the Subcommittee, which administers the ISO Plan, may allow ISOs to be exercised as non-qualified stock options to the extent that their exercise as ISOs would exceed the limitations of Section 422. This provision would not increase the number of shares of Common Stock which could be issued, but would only prevent an unintended loss of options by ISO Plan participants as a result of the limitations under Section 422.

THE ISO PLAN

     The following is a brief description of the ISO Plan, a complete copy of which is attached to the Proxy Statement as Exhibit "A". ISO Plan participants are urged to read the ISO Plan in its entirety.

     Generally, the purpose of the ISO Plan is to promote the interests of BancGroup by providing an incentive to officers and key management employees of BancGroup and its subsidiaries to remain in the employ of BancGroup or its subsidiaries and to aid BancGroup in attracting and developing capable management personnel. Pursuant to the ISO Plan, such persons will continue to be offered an opportunity to acquire and increase a proprietary interest in BancGroup through options to purchase Common Stock. Options are typically granted for no consideration paid by the recipient.

     The Common Stock to be delivered upon the exercise of options granted under the ISO Plan are to be made available from the authorized but unissued shares of Common Stock, or from shares of Common Stock reacquired by BancGroup, including shares purchased in the open market. On January 22, 1998 the closing price for the Common Stock was $34.375.

     The price at which shares of Common Stock may be purchased pursuant to the ISO Plan is determined by the Subcommittee. Such price may not be less than 100% of the fair market value of the shares on the date that an option is granted. The fair market value is to be determined by, and in accordance with, procedures to be established by, the Subcommittee. No option may be granted after January 15, 2002. Under the terms of the ISO Plan, the optionee must be an employee of BancGroup or its subsidiaries from the date of the granting of the option until three months (one year in the event of disability) before the date of exercise (except that if an optionee dies while employed, the option may be exercised within one year after the date of appointment of a personal representative for such deceased optionee's estate). If employment is terminated for misconduct, the option shall be terminated at that time.

     Key salaried employees of BancGroup and any of its subsidiaries, including officers, are eligible to receive options under the ISO Plan; provided, however, that no person shall be eligible to receive options who, immediately after such option is granted, would own Common Stock equaling more than 10% of the total combined voting power of all outstanding Common Stock, unless options are priced in an amount which equals at least 110% of the fair market value of the Common Stock (at the time of the grant) and unless the options are required to be exercised within five years from the date of grant. The Subcommittee determines which salaried employees are "key" employees for the purposes of the ISO Plan. Approximately 270 persons were eligible to participate in the ISO Plan as of January 22, 1998.

     Options granted pursuant to the ISO Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Because the selection of participants is discretionary, it is not possible to determine the number of persons who will receive awards under the ISO Plan during its term.

CERTAIN TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the ISO Plan. The summary may not address all tax consequences that may be relevant to a particular optionee. This summary is not intended to be exhaustive and does not describe state and local tax consequences. Optionees are strongly urged to consult their tax advisors concerning the particular federal, state, local or foreign tax consequences to then of the transactions described below.

     Options granted under the ISO Plan generally are intended to qualify as ISO's under Section 422 of the Code. An optionee generally will not recognize income upon the grant or exercise of an ISO. If shares issued to an optionee pursuant to the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as capital gain, and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as capital gain (or loss).

     If permitted by the Subcommittee, options granted under the ISO Plan that would exceed the limitation described above may be exercised as non-qualified stock options. In addition, if an optionee is subject to federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as a non-qualified stock option for purposes of the alternative minimum tax.

     In general, an optionee will not recognize income at the time a non-qualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

     To the extent that an optionee recognizes ordinary income in the circumstances described above, the BancGroup or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

VOTE REQUIRED

     Approval of the Amendments (Proposal 3 on the proxy card) requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes, therefore, will have the same effect as a "no" vote. The Board recommends a vote FOR the amendment.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     BancGroup has selected the firm of Coopers & Lybrand L.L.P. to act as independent public accountant for the current year. It is expected that representatives of this firm will be present at the Annual Meeting and will have an opportunity to make a statement to and to answer questions from stockholders.

          BYLAW PROVISIONS REGARDING CONDUCT OF STOCKHOLDERS' MEETINGS

     BancGroup's bylaws contain two provisions relating to the conduct of stockholders' meetings. The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders, including the nomination of candidates for election as directors. In order to nominate persons for election as a director or to present other business at a meeting, a stockholder must provide written notice thereof to the secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting or the 20th day following the day on which public announcement of the date of such meeting is first made.

     As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

     The Board is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC rule 14a-8 as described at "Proposals of Stockholders."

     The second provision of BancGroup's bylaws relates to the conduct of the business at a stockholder meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

                           PROPOSALS OF STOCKHOLDERS

     Subject to certain rules of the SEC, proposals by stockholders intended to be presented at BancGroup's 1999 annual meeting of stockholders must be received at BancGroup's principal executive offices not less than 120 calendar days in
advance of March   , 1999, for inclusion in the proxy or information statement relating to the 1999 annual meeting.

                                 OTHER MATTERS

     BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

     BANCGROUP WILL FURNISH WITHOUT CHARGE TO ITS STOCKHOLDERS, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE ACCOMPANYING FINANCIAL STATEMENTS AND SCHEDULES, REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1997. COPIES OF THE EXHIBITS TO SUCH REPORT WILL ALSO BE AVAILABLE UPON PAYMENT OF A REASONABLE FEE FOR COPYING CHARGES. REQUESTS SHOULD BE MADE TO:

                Chief Financial Officer, Treasurer and Secretary
                          The Colonial BancGroup, Inc.
                              Post Office Box 1108
                           Montgomery, Alabama 36101.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

     YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                                                       EXHIBIT A

           1992 INCENTIVE STOCK PLAN OF THE COLONIAL BANCGROUP, INC.
                         AS AMENDED ON JANUARY 21, 1998

     1. Purpose. The purpose of this Incentive Stock Option Plan (hereinafter called the "Plan") is to promote the interests of THE COLONIAL BANCGROUP, INC. (hereafter called the "Company"), by affording an incentive to certain officers and key management employees to remain in the employ of the Company to use their best efforts in its behalf, and further to aid the Company in attracting, maintaining, and developing capable management personnel of a caliber required to insure the Company's continued success, by means of any offer to such persons of an opportunity to acquire or increase their proprietary interest in the Company through the granting of options to purchase the Company's stock pursuant to the terms of the Plan.

     2. Shares Subject to Plan. (a) The shares to be delivered upon exercise of options granted under the Plan (hereinafter called "Options" or "Option") shall be available, at the discretion of the Board of Directors, from the authorized and unissued shares of the Company's $2.50 par value Common Stock, or from the shares acquired by the Company, including shares purchased in the open market.

     (b) Subject to adjustments made pursuant to the provisions of Section 11 hereof, the aggregate number of shares which may be issued upon exercise of all Options shall not exceed 2,100,000 shares of the Common Stock of the Company.

     (c) In the event that any Option shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan; or shall be available for any lawful corporate purpose.

     (d) More than one Option may be granted to any employee pursuant to the Plan. To the extent required for incentive stock option treatment under Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code", the aggregate fair market value (determined as of the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under the Plan or any other plan of the Company shall not exceed $100,000; provided, however, that the Committee (as defined in Section 4) may provide, at or after the grant of any Option, that to the extent that the exercisability of the Option in accordance with its terms (without regard to any limitation reflecting this Section 2(d)) would exceed the limitations of Section 422(d), then such Option may be exercised as a non-qualified stock option and not an incentive stock option.

     3. Option Agreements. (a) Each Option shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the employee and which shall such provisions as may be approved by the Committee (as defined in Section 4).

     (b) The option agreements shall constitute binding contracts between the Company and the employee and every employee, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement.

     (c) The terms of the option agreement shall be in accordance with the Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the terms and provisions of the Plan.

     (d) Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company nor any action taken by the Committee shall constitute the granting of any Option. The granting of any Option shall take place only when a written option agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such Option shall be granted.

     (e) No Option shall be granted after ten (10) years from the date the Plan is adopted by the Company's Board of Directors, or the date the Plan is approved by the Company's shareholders, whichever is earlier.

     4. Administration. A subcommittee of the Personnel and Compensation Committee of the Company or such other committee as the Board of Directors may designate (hereinafter called the "Committee") which shall consist solely of "disinterested persons" (which term shall have the same meaning as used in SEC Rule 16b-3(c)(2)(i)), shall administer the Plan, which Committee shall consist of not less than three nor more than five members of the Board, to serve at the pleasure of the Board. If it is proposed that any member of the Committee shall be granted Options, such member shall not be present during the discussion at any meeting of the Committee at which the granting of an Option to such member is considered. Vacancies on the Committee shall be filled by members appointed by the Board of Directors.

     A majority of the Committee shall constitute a quorum, and acts of a majority of the disinterested members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the disinterested members of the Committee, shall be deemed the acts of the Committee.

     The Committee shall select one of its members as its Chairman. The Committee shall appoint a secretary who need not be a member of the Committee and who shall maintain a record of its actions, decisions and proceedings.

     The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. Subject to the terms, provisions, and conditions of the Plan, the Committee in the light and on the consideration of recommendations of the Company's Directors, President, and other officers, if the Committee shall deem the same appropriate, shall (i) select the key employees to whom Options shall be granted, (ii) determine the number of shares subject to each Option,
(iii) determine the time or times when Options will be granted, (iv) determine the price of the shares subject to each Option, (v) determine the time when each Option may be exercised, (vi) fix such other provisions of the option agreement as the Committee may deem necessary or desirable consistent with the terms of the Plan, an (vii) determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons and the Board of Directors shall place into effect the determinations of the Committee.

     5. Eligibility. Key employees of the Company and any of its subsidiaries, including officers and directors who are salaried employees, shall be eligible to receive Options; provided, however, that no person shall be eligible to receive Options who immediately after such Option is granted hereunder owns (within the meaning of Section 422(b)(6) of the Code) capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, as defined in Section 424(f) of the Code, unless the Options are priced in an amount which equals at least 110% of the fair market value of the stock (determined at the time of the grant) and the Options are required to exercised within five (5) years from the date of the grant. The fact that an employee has been granted an Option shall not in any way affect or qualify the right of the employer to terminate his employment at any time. Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to options granted to key employees. Key employees will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company or any of its subsidiaries.

     6. Option Price. Except as provided in Section 5 hereof relating to an employee who owns capital stock possessing more than 10% of the total combined voting power of all classes of stock, the price at which shares of stock may be purchased under an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (within the meaning of Section 422(c)(7) of the Code) of such shares on the date that the Option is granted, such fair market value to be determined by, and in accordance with procedures to be established by the Committee. The option price will be subject to adjustments in accordance with the provisions of Section 11 hereof.

     7. Exercise of Options. (a) Subject to the provisions of the Plan with respect to termination of employment under Section 9 hereof, the period during which each Option may be exercised shall be fixed by the Committee at the time such Option is granted, but such period shall expire not later than ten years from the date of the Option is granted. Subject to the terms and conditions of the option agreement, an Option may be exercised, at any time or from time to time, as to any part of or all of the shares which shall be covered thereby; provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares).

     (b) No shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable to them are satisfied and until payment in full in cash of the option price for them is received by the Company. No employee to whom an Option shall have been granted or the legal representative, legatee, or distributee of such an employee, shall be deemed to be a holder of any shares subject to any Option unless and until the certificate or certificates for them have been issued.

     (c) Except as provided in Section 9 and 10 hereof, at all times during the period beginning on the date of the granting of the Option and ending on the date of the exercise of the option, the individual must have been an employee of the Company or any of its subsidiaries or a corporation or a parent or subsidiary of such corporation issuing, or assuming a stock option in a transaction to which Section 424(a) of the Code applies.

     8. Transferability of Options. An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

     9. Termination of Employment. In the event that the employment of an employee to whom an Option shall have been granted shall be terminated for any reason other than death, such Option may be exercised at any time prior to the expiration date of the Option or within three (3) months after the date of such termination (twelve (12) months in the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code), whichever is earlier, but only to the extent such employee had the right to exercise such Option at the date of such termination; provided, however, that, if the employment is terminated as a result or deliberate, willful or gross misconduct as determined by the Board of Directors or the Committee, all rights under the Option shall terminate and expire upon such termination.

     10. Death of Employee. If an employee to whom an Option shall have been granted shall die while he is employed by the Company or any of its subsidiaries or within three (3) months after the termination of his employment, such Option may be exercised (to the extent that the employee shall have been entitled to do so at the date of his death) by the person or persons to which such deceased employee's rights passed by will or by the laws of descent and distribution at any time prior to the expiration date of the Option or within one (1) year after the date of the appointment of a personal representative for such deceased employee's estate, whichever is earlier.

     11. Adjustments Upon Changes in Capitalization. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to the Plan and the number of shares under Option shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The granting of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     12. Termination and Amendment of Plan. The Plan may at any time or from time to time be terminated, modified, or amended by the shareholders of the Company, by the affirmative vote of a majority of the common shares, in addition to the affirmative vote of a majority in interest of all the shares of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable in order that the Options shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change (a) the maximum number of shares for which Options may be granted under the Plan; or (b) the minimum purchase price for the shares subject to Options, except as provided in Section 11; or (c) the periods during which Options may be granted or exercised; or (d) the provisions relating to the determination of employees to whom Options shall be granted; or (e) the provisions relating to the annual dollar limitation upon Options granted to any employee; or (f) the provisions relating to the transferability of the Options; or (g) the provisions relating to the employment status of an employee to whom an Option shall have been granted. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect such employee's rights under an Option theretofore granted to such employee.

     13. Effective Date, Term, and Approval. The Plan was adopted by the Board of Directors on January 15, 1992 and approved by the Shareholders on April 15, 1992 and amended on April 15, 1998. The Plan shall take effect on April 15, 1992. The Plan will terminate on January 15, 2002, and no Options may be granted under the Plan after that date, unless an earlier termination date, after which no Options may be granted under the Plan, is fixed by action of the Board of Directors of the Company, but any Option granted prior thereto may be exercised in accordance with its terms. The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and notwithstanding any provisions of the Plan or option agreement, the holder of an Option shall not be entitled to exercise his Option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirement, law or regulation.

     14. Proceeds from Sale of Stock. Proceeds from the purchase of shares pursuant to the Plan shall be for the general business purpose of the Company.

     This 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc., as amended, has been executed by the duly authorized officers of The Colonial BancGroup, Inc., on this the 15th day of April, 1998.

                                          --------------------------------------
                                                     Robert E. Lowder
                                                         Chairman

                                                                        APPENDIX


                      SOLICITED BY THE BOARD OF DIRECTORS
                                     PROXY
                                  COMMON STOCK
                          THE COLONIAL BANCGROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 15, 1998
   The undersigned hereby appoints Robert E. Lowder and William E. Powell, III, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. ("BancGroup"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50, of BancGroup (the "Common Stock") which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 15, 1998 and at any and all adjournments thereof.
   1. Election of Directors:
   NOMINEES FOR A TERM EXPIRING IN 2001: Augustus K. Clements, III, Robert S. Craft, Clinton O. Holdbrooks, Harold D. King, Robert E. Lowder, John C. H. Miller, Jr. and Jimmy Rane

    [ ]  FOR all nominees listed except
         as marked to the contrary
    NOMINEE FOR A TERM EXPIRING IN 1999: James L. Hewitt
    [ ]  FOR nominee listed except
         as marked to the contrary

    [ ]  WITHHOLD AUTHORITY to vote for all nominees

    [ ]  WITHHOLD AUTHORITY to vote for nominee

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.
   2. To ratify and approve an amendment to the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 200,000,000.
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
   3. To ratify and approve amendments to the 1992 Incentive Stock Option Plan
(a) to increase from 1,100,000 to 2,100,000 the number of shares of Common Stock which may be issued upon the exercise of all options under the 1992 Incentive Stock Option Plan and (b) to permit a committee of
             (Continued and to be dated and signed on reverse side)

disinterested persons created by the Board of Directors to allow, at or after the time of grant, incentive stock options to be exercised as non-qualified stock options to the extent that the incentive stock options could not be exercised as such under the federal tax laws.
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
   4. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve, and to vote upon matters incident to the conduct of the meeting.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION ON THE PROXY HOLDERS RESPECTING PROPOSAL 4.

                        PLEASE SIGN AND DATE THIS PROXY.

                                                  Dated:                 , 1998
                                                          ---------------

                                                  Phone No. -------------------

                                                  ------------------------------
                                                  (Signature of Stockholder)

                                                  ------------------------------
                                                  (Signature of Stockholder, if
                                                  more than one)

                                                  Please sign exactly as your
                                                  name appears on the envelope
                                                  in which this material was
                                                  mailed. Agents, executors,
                                                  administrators, guardians, and
                                                  trustees must give full title
                                                  as such. Corporations should
                                                  signed by their President or
                                                  authorized officer.